EXHIBIT 99.1

                     MTM TECHNOLOGIES COMPLETES $35 MILLION
                       DEBT AND PREFERRED EQUITY FINANCING


     o $25 MILLION SUBORDINATED TERM LOAN FROM COLUMBIA PARTNERS L.L.C. INVESTMENT MANAGEMENT

     o $10 MILLION PREFERRED EQUITY INVESTMENT FROM PEQUOT VENTURES AND CONSTELLATION VENTURES

     o    PROCEEDS TO BE USED FOR ACQUISITIONS AND WORKING CAPITAL

STAMFORD, CT - November 28, 2005 - MTM Technologies, Inc. (NASDAQ: MTMC), a leading provider of innovative, end-to-end IT solutions and services, today announced that it has completed a $25 million subordinated term loan with a pension fund represented by its investment manager, Columbia Partners L.L.C. Investment Management. The Company expects to use the proceeds from this loan to finance the continued execution of its acquisition strategy, including the acquisition of NEXL, Inc., and to support its organic growth initiatives. In connection with this financing, the Company has also completed an additional $10 million of its previously announced Series A-5 Preferred Stock financing.

"The subordinated loan and the additional preferred equity financing from Pequot Ventures and Constellation Ventures represent a significant endorsement of the continuing execution of our strategy of building the preeminent national provider of sophisticated network solutions to the middle-market," said Francis
J. Alfano, MTM Technologies' CEO. "We expect to use these financings to complete the acquisition of Nexl, Inc., fund future acquisitions and support our organic growth initiatives. Our pipeline of potential acquisition targets remains active, and we will continue to build upon the successes we have achieved thus far."

The loan is a four year $25 million secured subordinated term loan that comes due at the earlier of maturity or the occurrence of certain fund raisings or other liquidity events. The amount outstanding on the loan will bear interest equal to 4.52%, of which 2% per annum will be payable quarterly in cash and all remaining interest is expected to accrue and only become due at maturity. In addition, upon maturity or upon the occurrence of certain liquidity events, the Company will pay a payment premium in respect of the loan equal to an amount which, when combined with previous payments made, will yield an internal rate of return to the lender of 11%. As part of the transaction, MTM Technologies has issued 700,000 common stock purchase warrants to the lender, with an exercise price equal to $4.06. The loan has been secured by a subordinated lien on the assets of the Company.

Separately, on November 22, 2005 the shareholders of the Company approved the issuance of shares in connection with the proposed acquisition of Nexl, Inc. and the issuance of shares upon the exercise of the warrants to be issued to the lender in connection with the subordinated loan.

ABOUT MTM TECHNOLOGIES, INC.

MTM Technologies, Inc. is a leading computer and communications technology management company providing IT networking and data center services, including storage, security, messaging and VOIP solutions. MTM Technologies is an authorized reseller/partner and integrator for Microsoft, HP, Cisco Systems, Citrix, Intel Corp, IBM, Dell Computer, Nortel and Novell. For more information visit our web site at www.mtm.com.


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"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM
ACT OF 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the Company's entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in the Company's Securities and Exchange Commission filings. The forward looking statements in this press release speak only as of the date hereof and the Company disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in the Company's expectations or future events.


For more information, contact:              Allen Bloomfeld
                                            MTM Technologies, Inc.
                                            Phone: (203) 975-3750
                                            Fax: (203) 975-3701
                                            Email:  investorrelations@mtm.com